                                                                 EXHIBIT 4.3

NEITHER THIS WARRANT NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. NO TRANSFER OF THIS WARRANT OR OF THE SECURITIES ISSUABLE UPON EXERCISE HEREOF SHALL BE VALID OR EFFECTIVE UNLESS (A) SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAW OR (B) THE HOLDER SHALL DELIVER TO THE COMPANY AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND OF ANY APPLICABLE STATE SECURITIES LAW.


WARRANT NO. 2                                                   _____ __, 1999

                     CLASS B COMMON STOCK PURCHASE WARRANT OF

                        TICKETMASTER ONLINE-CITYSEARCH, INC.

       Ticketmaster Online-CitySearch, Inc., a Delaware corporation (the "Company"), hereby grants to Microsoft Corporation, a Washington corporation ("Holder"), or its permitted assigns or transferees (Holder and each such permitted assignee or transferee being referred to herein as a "holder" and collectively as the "holders") the right to purchase, from time to time on and after the date hereof until the Expiration Date (as defined below), up to Three Million (3,000,000) fully paid and non-assessable shares of Class B Common Stock of the Company, $.01 par value per share (the "Common Stock"), on the terms and subject to the conditions set forth below.


This Class B Common Stock Purchase Warrant (hereinafter, this "Warrant") was originally issued on _____ __, 1999 (the "Original Issue Date"). This Warrant shall expire and be of no further force or effect on the date (the "Expiration Date") five (5) years from the Original Issue Date.

       1.     EXERCISE OF WARRANT.

              1.1 VOLUNTARY EXERCISE. Subject to the terms of this Warrant and subject to adjustment as hereinafter provided, the rights represented by this Warrant are exercisable from the date hereof until the Expiration Date, at a price per share (the "Exercise Price") of the Common Stock issuable hereunder (hereinafter, "Warrant Shares") equal to Thirty Dollars ($30.00).

              1.2 CASHLESS EXERCISE. Subject to the terms of this Warrant, after the 18 month anniversary of the Original Issue Date, in lieu of payment of the Exercise Price in cash, holder may elect to exercise this Warrant by invoking the cashless exercise procedure set forth in this Section by noting such election on the Notice of Exercise in the form of ANNEX A. If the cashless exercise procedure is elected by holder, holder shall be entitled to receive the number of shares of Common Stock equal to the quotient of (a) the product of (i) the difference of the Fair Market
Value (as defined below) of one share of Common Stock minus the Exercise
Price of one share of Common Stock as applicable on the date of such exercise, multiplied by (ii) the number of Warrant Shares as to which this Warrant is being converted, divided by (b) the Fair Market Value of one share of Common Stock on the date of such exercise. For the purpose of this Warrant, "Fair Market Value" of a share of Common Stock as of a particular date shall mean:

              (a) If traded on a securities exchange or the Nasdaq National Market, the Fair Market Value shall be deemed to be the average of the closing prices of the Common Stock of the Company on such exchange or market over the 20 trading days ending immediately prior to the applicable date of valuation;

              (b) If actively traded over-the-counter, the Fair Market Value shall be deemed to be the average of the closing bid prices over the 30-day period ending immediately prior to the applicable date of valuation; and

              (c) If there is no active public market, the Fair Market Value shall be the value as determined in good faith by the Company's Board of Directors upon a review of relevant factors, including due consideration of holder's determination of the value of the Company.

              1.3 LEGAL RIGHT TO WARRANT SHARES. Upon surrender of this Warrant with a duly executed Notice of Exercise in the form of ANNEX A hereto, together with payment, if applicable, of the Exercise Price for the Warrant Shares purchased, at the Company's principal executive offices presently located at 790 E. Colorado Blvd., Suite 200, Pasadena, CA 91101,
Attn:   Bradley K. Serwin, Telecopier No.: (626) 405-9929 or at such other address as the Company shall have advised the holder in writing (the "Designated Office"), the holder shall be entitled to receive a certificate or certificates for the Warrant Shares so purchased. The Company agrees that the Warrant Shares shall be deemed to have been issued to the holder as of the close of business on the date on which this Warrant shall have been surrendered together with the Notice of Exercise and payment, if applicable, for such Warrant Shares.

       2.     TRANSFER; ISSUANCE OF STOCK CERTIFICATES; RESTRICTIVE LEGENDS.

              2.1. TRANSFER. Subject to compliance with applicable law, this Warrant shall be freely assignable by the holder thereof. Each transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the Designated Office, together with a written assignment of this Warrant in the form of ANNEX B hereto duly executed by the holder or its agent or attorney. Upon such surrender and delivery, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, if any. A Warrant, if properly assigned in compliance with the provisions hereof, may be exercised by the new holder for the purchase of Warrant Shares without having a new Warrant issued. All Warrants issued upon any assignment of Warrants shall be the valid obligations of the Company, evidencing the same rights, and entitled to the same benefits as the Warrants surrendered upon such registration of transfer or exchange. Holder agrees that prior to any proposed transfer of the Warrant or of the Warrant Shares, if such transfer is not made pursuant to an effective Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), Holder will, if requested by the Company, deliver to the Company:

              (a) an investment representation letter reasonably satisfactory to the Company signed by the proposed transferee;

              (b) an agreement by such transferee to the impression of the restrictive investment legend set forth below in Section 2.4 on the Warrant Shares;

              (c) an agreement by such transferee that the Company may place a notation in the stock books of the Company or a "stop transfer order" with any transfer agent or registrar with respect to the Warrant Shares;

              (d) an agreement by such transferee to be bound by the provisions of this Section 2.1 relating to the transfer of the Warrant or Warrant Shares and Section 2.3 relating to the lock-up of Warrant Shares; and

              (e) except in the case of a transfer pursuant to Rule 144 promulgated pursuant to the Securities Act, or any successor rule, prior to consummating any private sale or transfer of the Warrant or the Warrant Shares, the written opinion of reputable legal counsel in form reasonably acceptable to the Company that such sale or transfer is being made in compliance with applicable federal securities laws.

              2.2 STOCK CERTIFICATES. Certificates for the Warrant Shares shall be delivered to the holder within a reasonable time after the rights represented by this Warrant shall have been exercised pursuant to Section 1, and a new Warrant representing the share, shares or fraction of a share of Common Stock, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder within such time. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the holder hereof including, without limitation, any tax that may be payable in respect thereof; PROVIDED, HOWEVER, that the Company shall not be required to pay any income tax to which the holder hereof may be subject in connection with the issuance of this Warrant or the Warrant Shares.

              2.3 LOCK-UP OF WARRANT SHARES. Holder agrees that it will not offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to any Warrant Shares for a period commencing on the Original Issue Date and continuing to a date 180 days after the Original Issue Date; PROVIDED, HOWEVER, that nothing in this Section 2.3 will prevent Holder from engaging in certain "hedging transactions" so long as Holder uses commercially reasonable efforts to affect such hedging transactions in a manner that will minimize any adverse effects on the trading price of Common Stock of the Company on the Nasdaq National Market. Holder also consents to the entry of stop transfer instructions by the Company's transfer agent and registrar prohibiting the transfer of Warrant Shares by Holder except in compliance with the foregoing restrictions; PROVIDED, HOWEVER, that upon the reasonable request of Holder the Warrant Shares shall be released from such stop transfer instructions and issued without legends to permit Holder to lend such shares to counterparties in connection with hedging transactions (but only in so far as any such transaction is conducted in accordance with the covenants set forth in the immediately preceding sentence).

              2.4. RESTRICTIVE LEGENDS. Except as otherwise provided in this Section 2, each certificate for Warrant Shares initially issued upon the exercise of this Warrant, and each certificate for Warrant Shares issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

       THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Notwithstanding the foregoing, the legend requirements of this Section 2.4 shall terminate as to any particular Warrant Share when the Company shall have received from the holder thereof an opinion of counsel in form and substance reasonably acceptable to the Company that such legend is not required in order to ensure compliance with the Securities Act. Whenever the restrictions imposed by this Section 2.4 shall terminate, the holder of Warrant Shares shall be entitled to receive from the Company without cost to such holder a new certificate for Warrant Shares of like tenor, as the case may be, without such restrictive legend.

       3. ADJUSTMENT OF NUMBER OF SHARES; EXERCISE PRICE; NATURE OF SECURITIES ISSUABLE UPON EXERCISE OF WARRANTS.

              3.1 EXERCISE PRICE; ADJUSTMENT OF NUMBER OF SHARES. The Exercise Price set forth in Section 1 hereof and the number of shares purchasable hereunder shall be subject to adjustment from time to time as hereinafter provided.

              3.2 ADJUSTMENT FOR CHANGE IN STOCK PRICE. At the applicable time of exercise, and with respect to only that portion of this Warrant being exercised, the Exercise Price of this Warrant shall be decreased by $1/16 (the "Ratchet Trigger") (but not below $1/16, the "Ratchet Floor") for each increment of $1/16 by which the Fair Market Value (as defined in Section 1.2) of a share of Common Stock exceeds $30.00 (the "Ratchet Base" and, collectively with the Ratchet Trigger and the Ratchet Floor, the "Ratchet Values").

              3.3 REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. If any capital reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with another entity, or the sale of all or substantially all of the Company's assets to another person or entity (collectively referred to as a "Transaction") shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for Common Stock, then, as a condition of such Transaction, reasonable, lawful and adequate provisions shall be made whereby the holder of this Warrant shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant, upon exercise of this Warrant and in lieu of the Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such number, amount and like kind of shares of stock, securities, cash or assets as may be issued or payable pursuant to the terms of the Transaction with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby as if such shares were outstanding immediately prior to the Transaction, and in any such case appropriate provision shall be made with respect to the rights and interest of the holders to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of Warrant Shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be practicable, in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof.

              3.4 STOCK SPLITS, STOCK DIVIDENDS AND REVERSE STOCK SPLITS. In case at any time the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, or shall declare and pay any stock dividend with respect to its outstanding stock that has the effect of increasing the number of outstanding shares of Common Stock, the Exercise Price and Ratchet Values in effect immediately prior to such subdivision or stock dividend shall be proportionately reduced and the number of Warrant Shares purchasable pursuant to this Warrant immediately prior to such subdivision or stock dividend shall be proportionately increased.

              3.5 DISSOLUTION, LIQUIDATION OR WIND-UP. In case the Company shall, at any time prior to the exercise of this Warrant, dissolve, liquidate or wind up its affairs, the holder hereof shall be entitled, upon the exercise of this Warrant and payment in full of the Exercise Price for the Warrant Shares, to receive, in lieu of the Warrant Shares which the holder would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to such holder upon any such dissolution, liquidation or winding up with respect to such Warrant Shares, had such holder hereof been the holder of record of the Warrant Shares receivable upon the exercise of this Warrant on the record date for the determination of those persons entitled to receive any such liquidating distribution.

              3.6 ACCOUNTANT'S CERTIFICATE. In each case of an adjustment in the Exercise Price, number of Warrant Shares or other stock, securities or property receivable upon the exercise of this Warrant, the Company shall compute, and upon the holder's request shall at the Company's expense cause independent public accountants of recognized standing selected by the Company and reasonably acceptable to the holder to certify such computation, such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of (i) the number of shares of Common Stock of each class outstanding or deemed to be outstanding, (ii) the adjusted Exercise Price and (iii) the number of Warrant Shares issuable upon exercise of this Warrant. The Company will forthwith mail a copy of each such certificate to the holder hereof. In the event that the holder disputes such adjustment, the holder shall be entitled to select an additional firm of independent certified public accountants of national standing and paid for by the holder to certify such adjustment and the Company and the holder shall use their good faith best efforts to agree on such adjustment based on the reports of the two accounting firms. In the event that the Company and the holder are still unable to reach agreement as to such adjustment, the Company and the holder agree to submit such determination to binding arbitration. Upon determination of such adjustment, the Board of Directors shall forthwith make the adjustments described therein.

              3.7 DEFINITION OF COMMON STOCK. As used in this Section 3 and Section 4, the term "Common Stock" shall mean and include the Company's authorized Common Stock and any securities or rights convertible or exercisable into or otherwise entitling the holder thereof, directly or indirectly, to receive additional shares of Common Stock.

       4. ADJUSTMENT FOR DIVIDENDS OR DISTRIBUTIONS OF STOCK OR OTHER SECURITIES OR PROPERTY. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to all shares of Common Stock (or any shares of stock or other securities at the time issuable upon exercise of the Warrant) other than in the ordinary course of business payable in (a) securities of the Company or (b) assets (other than (i) a distribution to which the provisions of Section 3.3 apply or (ii) a stock dividend subject to the provisions of Section 3.4 above), then, in each such case, Holder, on exercise of this Warrant at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the Warrant Shares (or such other stock or securities) issuable on such exercise prior to such date, and without the payment of additional consideration therefor, the securities or such other assets of the

Company to which Holder would have been entitled upon such date if Holder had exercised this Warrant on the date immediately prior to the date thereof and had thereafter, during the period from the date thereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period giving effect to all adjustments called for by Section 3.

       5. REGISTRATION; EXCHANGE AND REPLACEMENT OF WARRANT; RESERVATION OF SHARES.

              5.1 REGISTRATION. The Company shall keep at the Designated Office a register in which the Company shall provide for the registration, transfer and exchange of this Warrant. The Company shall not at any time, except upon the dissolution, liquidation or winding-up of the Company, close such register so as to result in preventing or delaying the exercise or transfer of this Warrant.

              5.2 REGISTERED HOLDER. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration or transfer as provided in this Section 5.

              5.3 REPLACEMENT OF WARRANT. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant.

              5.4 RESERVATION OF SHARES. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of Common Stock as shall be issuable upon the exercise hereof. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Exercise Price therefor, if applicable, all Warrant Shares issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable.

       6. COMPANY INFORMATION. Until the Expiration Date, the Company shall deliver to each holder hereof or of Warrant Shares one copy of each of the following items:

              (a) as soon as available, the Company's Form 10-Q as filed with the Commission for each fiscal quarter of the Company or if the Company is not publicly traded its unaudited interim consolidated balance sheets of the Company and its subsidiaries as at the end of such quarter and the related consolidated statements of income, cash flow and stockholders' equity of the Company and its subsidiaries for the period from the beginning of the current fiscal year to the end of such quarter, all in reasonable detail and certified by a principal financial officer of the Company, as prepared in accordance with GAAP consistently applied (subject to year end adjustments and the absence of footnotes), and fairly presenting the consolidated financial position and results of operations of the Company and its subsidiaries for such periods;

              (b) as soon as available, the Company's Form 10-K as filed with the Commission for each fiscal year of the Company or if the Company is not publicly traded its consolidated balance sheets of the Company and its subsidiaries as at the end of such year and the related consolidated statements of income, cash flow and stockholders' equity of the Company and its subsidiaries for such fiscal year, setting forth in each case in comparative form the consolidated figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of independent public accountants of recognized national standing selected by the Company, which report shall state that such consolidated financial statements present fairly the financial position of the Company and its subsidiaries as at the dates indicated and the results of their operations and changes in their financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise specified in such report) and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards; and

              (c) promptly upon their becoming available, copies of all financial statements, reports, proxy statements, notices, documents or other communications sent or made available generally by the Company to any class of its security holders or by any subsidiary of the Company to any class of its security holders.

       7. DELIVERY OF NOTICE. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered personally, or mailed by registered or certified mail, return receipt requested, or telecopied or telexed and confirmed in writing and delivered personally or mailed by registered or certified mail, return receipt requested:

              (i) If to the holder of this Warrant, to the address of such holder as shown on the books of the Company; or

              (ii) If to the Company, to the address set forth in Section 1 of this Warrant;

or at such other address as the holder or the Company may hereafter have advised the other.

       8.     SUCCESSORS.

              All the covenants, agreements, representations and warranties contained in this Warrant shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors, assigns and transferees.

       9.     LAW GOVERNING.

              This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware (not including the choice of law rules thereof) regardless of the jurisdiction of creation or domicile of the Company or its successors or of the holder at any time hereof.

       10.    ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS.

              This Warrant sets forth the entire understanding of the parties with respect to the transactions contemplated hereby. The failure of any party to seek redress for the violation or to insist upon the strict performance of any term of this Warrant shall not constitute a waiver of such term and such party shall be entitled to enforce such term without regard to such forbearance. This Warrant may be amended, and any breach of or compliance with any covenant, agreement, warranty or representation may be waived, only if the Company has obtained the written consent or written waiver of the holder, and then such consent or waiver shall be effective only in the specific instance and for the specific purpose for which given.

       11.    SEVERABILITY; HEADINGS.

              If any term of this Warrant as applied to any person or to any circumstance is prohibited, void, invalid or unenforceable in any jurisdiction, such term shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without in any way affecting any other term of this Warrant or affecting the validity or enforceability of this Warrant or of such provision in any other jurisdiction. The Section headings in this Warrant have been inserted for purposes of convenience only and shall have no substantive effect.

       12.    HSR ACT.

              The Company shall cooperate with Holder, promptly after receipt of notice from Holder of its intention to exercise the Warrant, in making all filings required to be made under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") in connection with such exercise; PROVIDED, HOWEVER, that in no event shall such cooperation include payment of any fee which may be required to be paid. The applicable waiting period, including any extension thereof, under the HSR Act shall have expired or been terminated prior to the issuance of any Warrant Shares upon exercise of the Warrant.

                      [remainder of page intentionally blank]

              IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date first written above.



                                          TICKETMASTER ONLINE-CITYSEARCH, INC.




                                          By:________________________________
                                               [Name]
                                               [Title]


Accepted and agreed:

MICROSOFT CORPORATION

By:_______________________________
       Gregory B. Maffei
       Vice President and Chief Financial Officer

                                      ANNEX A

                                 NOTICE OF EXERCISE

                     (To be executed upon exercise of Warrant)


TICKETMASTER                                                      WARRANT NO. 2
ONLINE-CITYSEARCH, INC.

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, the securities of Ticketmaster Online-CitySearch, Inc., as provided for therein, and (check the applicable box):

/ / Tenders herewith payment of the exercise price in full in the form of cash or a certified or official bank check in same-day funds in the amount of $____________ for _________ such securities.

/ / Elects the Cashless Exercise option pursuant to Section 1.2 of the Warrant, and accordingly requests delivery of a net of ______________ of such securities.

Please issue a certificate or certificates for such securities in the name of, and pay any cash for any fractional share to (please print name, address and social security number):

Name:         ___________________________________

Address:      ___________________________________

Signature:    ___________________________________

Note: The above signature should correspond exactly with the name on the first page of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

If said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher whole number of shares.

                                     EXHIBIT 2

                                     ASSIGNMENT



(To be executed only upon assignment of Warrant Certificate)      WARRANT NO. 2


For value received, hereby sells, assigns and transfers unto ________________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company with respect to the number of Warrants set forth below, with full power of substitution in the premises:

NAME(s) OF ASSIGNEE(s)                 ADDRESS                  # OF WARRANTS
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

And if said number of Warrants shall not be all the Warrants represented by the Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the Warrants registered by said Warrant Certificate.

Dated:             __________________________________

Signature:         __________________________________

Notice: The signature to the foregoing Assignment must correspond to the name as written upon the face of this security in every particular, without alteration or any change whatsoever; signature(s) must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Securities and Exchange Commission Rule 17Ad-15.